Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Pre-Effective Amendment No. 5 to the Registration Statement on Form N-2 (“Pre-Effective Amendment No. 5”) of our report dated June 8, 2006, relating to the financial statements of Highland Credit Strategies Fund (the “Trust”), which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in Pre-Effective Amendment No. 5.
PricewaterhouseCoopers
Dallas, Texas
June 20, 2006